                                                                 EXHIBIT 4(a)(b)

                                 PHARMOS CORPORATION
                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of December 12, 1996 by and between Pharmos Corporation (the "Company"), a Nevada corporation having its principal offices at 2 Innovation Drive, Alachua, FL 32615, and Bausch & Lomb Pharmaceuticals, Inc., a Delaware corporation having its principal offices at 8500 Hidden River Parkway, Tampa, FL 33637 ("BLP").

                                   BACKGROUND
                                   ----------

          A. The Company has provided to BLP information regarding the Company and the Company's Common Stock, par value $.03 per share ("Common Stock").

          B. The Company has developed and is currently seeking approval of certain drug products for the treatment of ophthalmic disorders. BLP, in the course of its association with the Company, has investigated such products as well as other drug substances and products which may be offered by the Company, and believes that the purchase of the Common Stock represents a sound investment in the Company and its future growth apart from other business activities and ventures between the Company and BLP.

          C. Based upon BLP's review of the information provided by the Company, BLP's discussions with representatives of the Company, BLP's independent investigation of the Company and its reliance on the warranties and representations made by the Company herein, BLP desires to purchase, and the Company desires to sell, shares of Common Stock upon the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the premises and for other good and lawful considerations, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree:

                                   AGREEMENT
                                   ---------

          1.    Sale of Stock.
                -------------

          1.1   Authorization.  The Company has duly authorized the issuance and
                -------------
sale of the shares of Common Stock (the "Shares") which are being issued and sold in accordance with the terms of this Agreement.

          1.2  Sale.  Subject to the terms and conditions of this Agreement, at
               ----
the Closing (as hereinafter defined) the Company shall sell and issue to BLP, and BLP shall purchase, the Shares at a price per share equal to the lower of
(i) the average of the closing prices for a share of Common Stock as reported in the East Coast edition of the Wall Street Journal for the fifteen (15) trading days ending immediately prior to the date of this Agreement, and (ii) the closing price for a share of Common Stock as reported in the East Coast edition of the Wall Street Journal for the trading day immediately prior to the date of this Agreement, in either case for an aggregate purchase price of $2,000,000.

          1.3  Closing.  The purchase and sale of the shares shall take place at
               -------
the offices of the Company's counsel, Eilenberg & Zivian, New York, NY, upon the execution of this Agreement, or at such other time and place as the Company and BLP shall mutually agree in writing (which time and place are referred to herein as the "Closing"). At the Closing, the Company will deliver to BLP a copy of an irrevocable letter of instructions to the registrar and transfer agent of the Company's Common Stock directing the issuance of a certificate representing the Shares, against payment by BLP to the Company of the purchase price therefor by wire transfer of immediately available U.S. funds or other method acceptable to the Company, with certificates representing the Shares to be delivered to BLP within ten (10) days after the Closing.

     1.4  Legend.  The certificates representing the Shares to be issued at
          ------
 Closing will bear the following legend:
              ----

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

     2.   Representations and Warranties of the Company.  The Company does
          ---------------------------------------------
hereby represent and warrant to BLP that:

     2.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full power and authority to own or lease and to operate its properties and to conduct its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

     2.2  Authority.  The execution, delivery and performance by the Company of
          ---------
this Agreement and the consummation by the Company of the transaction contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally and as may be limited by general equitable principles.

     2.3  Non-Contravention.  The execution of, performance under and compliance
          -----------------
with this Agreement by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute, with or without the passage of time or the giving of notice, a default under, or give to any person the right to exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, or require a consent or waiver under, its Articles of Incorporation or By-laws (each as amended and presently in effect) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound.

     2.4  Capitalization.  The authorized capital stock of the Company
          --------------
(immediately prior to the Closing) is 50,000,000 shares of Common Stock, par value $.03 per share, of which 29,219,969 shares were issued and outstanding as of September 30, 1996, and 1,250,000 shares of undesignated preferred stock, no par value per share, of which 1,900 Series A Convertible Preferred shares are issued and outstanding. All of such outstanding common shares have been validly issued and are fully paid and non-assessable. No class of capital stock of the Company is entitled to preemptive rights. Since the date of the Company's most recent '34 Act Filing (as hereinafter defined), the Company has not changed the amount of its authorized capital stock or purchased any shares of its capital stock, or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue any of its capital stock, and has not since such date declared or paid any dividend in cash or stock or made any other distribution of assets to its shareholders. Except as described in the Company's '34 Act Filings (as hereinafter defined) and pursuant to this Agreement, at the date hereof, there are no shares of capital stock or other equity securities of the Company's outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock.

     2.5  Validity of Shares.  The Shares have been duly authorized and reserved
          ------------------
for issuance and, upon their issuance in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. The Common Stock is traded on NASDAQ SmallCap Market.

     2.6  Compliance with Law.  The Company is not in default with respect to
          -------------------
any judgment, order, writ, injunction, decree or award, and the Company is not in violation of, and the business of the Company is presently being conducted so as to comply in all material respects with, applicable Federal, state and local governmental laws and regulations, including, without limitation, laws and regulations relating to environmental requirements (such as requirements in respect of air, water and noise pollution) drug testing, manufacturing and distribution, and to employment practices (such as practices in respect of discrimination, wage and hour and health and safety), all to the extent necessary to avoid any material adverse effect on the business, properties or financial condition of the Company.

     2.7  Governmental Consent, etc.  The Company is not required to obtain any
          -------------------------
consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement and the valid offer, sale or delivery of the Shares, or the performance by the Company of its obligations in respect thereof.

     2.8  Taxes.  The Company and its subsidiaries have filed or caused to be
          -----
filed, or will file within the time period prescribed by law, all federal and state income tax returns which are required to be filed and have paid or caused to be paid all taxes to the extent that such taxes have become due and payable, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company has paid or caused to be paid, or has established reserves adequate in all material respects, for all Federal income tax liabilities and state income tax liabilities applicable to the Company for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

     2.9  Material Adverse Change.  Except as described in the Company's filings
          -----------------------
with the SEC under the Securities and Exchange Act of 1934, as amended (the "'34 Act") during the twelve (12) months prior to the date of this Agreement (the "'34 Act Filings") or as otherwise previously disclosed in writing to BLP and identified as an exception to this representation, there has been no material adverse change in the business, financial condition, or results of operations of the Company since the date of the most recent '34 Act Filing.

     2.10 ERISA.  No accumulated funding deficiency (as defined in Section 302
          -----
of ERISA and Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")), whether or not waived, exists with respect to any Plan (as defined below) (other than a Multiemployer Plan (as defined below)). No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (other than a Multiemployer Plan) by the Company which is or would be materially adverse to the Company taken as a whole. Neither the Company nor any of its subsidiaries has incurred any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its subsidiaries taken as a whole. The execution and delivery of this Agreement and the sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. As used in this Section 2.11, the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 392 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code; and the term "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     2.11 Possession of Franchises, Licenses, etc.  To the Company's knowledge,
          ---------------------------------------
the Company possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and to conduct the businesses now conducted or proposed to be conducted, and the Company is not in violation of any thereof in any material respect.

     2.12 Trademarks, Patents, etc.  To the Company's knowledge, the Company
          ------------------------
owns, or possesses the right to use to the extent necessary in its businesses, all trade secrets, trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other assets considered to be "intangible assets" in accordance with generally accepted accounting principles (collectively, "Intangible Assets") that are used or are necessary in any material respect in the conduct of its business as now operated. No such Intangible Asset, to the best knowledge of the Company, conflicts with the valid trade secret, trademark, trade name, copyright, patent, patent right or other Intangible Asset of any other person.

     2.13 Employee Matters.  There is no strike, work stoppage or labor dispute
          ----------------
with any union or group of employees pending or, to the knowledge of the Company, threatened involving the Company.

     2.14 Financial Statements.  The financial statements included in the '34
          --------------------
Act Filings, including in each case the related notes, fairly present the financial position of the Company as of the respective dates of said balance sheets and the results of the operations of the Company for the respective periods covered by said statements of operations and retained earnings and changes in financial position, and have been prepared in accordance with generally accepted accounting principles consistently applied by the Company throughout the periods involved and the Company has no knowledge of any material liabilities contingent or otherwise, not reflected in said balance sheet as of said date or in the '34 Act Filings.

     2.15 No Change of Control.  Consummation of the transactions contemplated
          --------------------
by this Agreement will not constitute a "change of control" or "change in control" or any other event of similar import as defined in any agreement to which the Company is a party, and will not subject BLP to the provisions of Sections 78.378 through 78.3793 or Sections 78.411 through 78.444 of the Nevada Corporate law.

     2.16 No General Solicitation.  The sale of the Shares hereunder is exempt
          -----------------------
from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"). In connection with the issuance and sale of the Shares, no form of general solicitation or general advertising was used by the Company or any of its representatives including, but not limited to advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

     2.17 Litigation.  There is no action, suit, proceeding or, to the knowledge
          ----------
of the Company, investigation pending or, to the Company's knowledge, currently threatened against the Company which might result, either individually or in the aggregate, in any material adverse changes in the material assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for any of the foregoing.

     2.18 Filings.  The Company has timely filed all reports, registration
          -------
statements and other documents required to be filed by it with the SEC under the Securities Act or the '34 Act, including without limitation the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, and Annual Report on Form 10-K for the fiscal year ended December 31, 1995. As of its filing date, no such report or statement contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading as of the date made.

     2.19 Disclosure.  This Agreement, including schedules and exhibits, does
          ----------
not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in this Agreement not misleading in light of the circumstances under which they were made.

     3.   Representation of BLP.  BLP represents and warrants to the Company
          ---------------------
that:

     3.1  Investment.  BLP is acquiring the Shares for its own account for
          ----------
investment and not with a view to, or for sale in connection with, any distribution thereof which would be in violation of the securities laws of the United States, and any sale, transfer or other disposition of any Shares will be made in compliance with all applicable provisions of the Securities Act and the rules and regulations promulgated thereunder.

     3.2  Authority.  BLP has full power and authority to enter into, to perform
          ---------
under and comply with this Agreement and this Agreement constitutes the valid and binding obligation of BLP enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws limiting the rights and remedies of creditors generally and as may be limited by general equitable principles.

     3.3  Independent Investigation.  BLP, in entering into this Agreement, has
          -------------------------
relied upon an independent investigation made by it and its representatives, if any. In making its investment decision to purchase the Shares, BLP is not relying on any oral or written representations or assurances from the Company or any of its employees, representatives or agents other than as set forth in this Agreement.

     3.4  Accredited Investor.  BLP is an Accredited Investor as such term is
          -------------------
defined in the Securities Act, Rule 501(a).

     3.5  Non-Contravention.  The execution of, performance under and compliance
          -----------------
with this Agreement by BLP will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute, with or without the passage of time or the giving of notice, a default under, or require a consent or waiver under, any indenture, lease, agreement or other instrument to which BLP is a party or by which BLP or any of its properties is bound except as would not have a material adverse effect on the business, financial condition or results of operations of BLP.

     4.   Closing Conditions.  The obligations of each of the parties hereto
          ------------------
shall be subject to the satisfaction or waiver of each of the following conditions:

     4.1  No Judgments or Actions.  There shall not be in effect a judgment,
          -----------------------
order or decree of a court of competent jurisdiction that prevents or delays the consummation of the transactions contemplated hereby. There shall not be any actions, suits, investigations or proceedings pending or to the best knowledge of the Company threatened against or affecting the Company or its properties which, if adversely determined, would interfere with or adversely affect the issuance of the Shares.

     4.2  Representations and Warranties.  The representations and warranties of
          ------------------------------
the other party hereto shall have been true when made and shall be true at and as of the Closing as though made at and as of such date.

     4.3  Approvals and Consents.  The Company shall have received all consents
          ----------------------
and approvals required in connection with the issuance of the Shares, including, without limitation, those required by law, any contract or agreement to which the Company is a party or any securities exchange on which the Company's securities are listed or quoted.

     4.4  Officer's Certificate.  The Company shall have delivered the
          ---------------------
certificate of an executive officer of the Company to the effect that the foregoing conditions to closing have, to such officer's best knowledge, been satisfied.

     4.5  Legal Opinion.  A favorable written opinion of Eilenberg & Zivian,
          -------------
counsel to the Company, in a form satisfactory to BLP shall have been delivered with respect to due authorization and valid issuance of the Shares, due execution and enforceability of this Agreement, and good standing of the Company. Such counsel may rely as to matters of Nevada law on an opinion of local counsel.

     4.6  Satisfactory Proceedings.  All proceedings taken in connection with
          ------------------------
the sale of the Shares and all documents relating thereto shall be satisfactory in form and substance to BLP. BLP shall have received copies of such documents as it may request in connection with the Closing, or as a basis for the Closing opinions, all in form and substance satisfactory to BLP.

     5.   Adjustment Upon Changes in Capitalization.  In the event of any change
          -----------------------------------------
in the Company's common stock prior to the Closing by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of Shares and the purchase price per Share provided for hereunder shall be adjusted proportionately. In addition, the Company agrees that it shall not issue shares of Common Stock at a price which is below fair value for such shares as determined in good faith by, and the informed judgement of, the Board of Directors of the Company.

     6.   BLP Covenants.  BLP covenants that:
          -------------

     6.1  Press Release.  BLP shall not issue any press release relating to the
          -------------
sale and acquisition of the Shares and related matters contemplated hereby without the prior approval of the Company.

     6.2  Confidentiality.  BLP acknowledges and agrees that any information or
          ---------------
data it has acquired from the Company, not otherwise properly in the public domain, was received in confidence. BLP agrees (and agrees to cause his officers, employees, agents, representatives and directors) not to, without the Company's consent, divulge, communicate or disclose any confidential information it has obtained prior to the date hereof with respect to the Company, except as may be required by law, or as may be necessary to disclose to its attorneys, accountants and other advisors (but only to the extent such individuals agree to be bound by the confidentiality provisions hereof). BLP's obligation under this
Section 6.2 shall cease as to any information or data which after its acquisition from the Company became or becomes generally available to the public otherwise than as a result of a disclosure by BLP or anyone to whom it, directly or indirectly, transmits such information or data in violation of this Section 6.2.

     7.   Registration Rights.  BLP shall have the following registration rights
          -------------------
with respect to the Shares:

     7.1  Certain Definitions.  As used in this Section 7, the following terms
          -------------------
shall have the following meanings:

     (a) The terms "Register", "Registered" and "Registration" refer to a
                    --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement") for the purpose of effecting a public sale of securities, and the declaration or ordering of the effectiveness of such Registration Statement.

     (b) "Registration Expenses" shall mean all expenses incurred by the Company
          ---------------------
in complying with this Section 7, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

     (c) "Selling Expenses" shall mean all underwriting discounts and selling
          ----------------
commissions applicable to the sale of Shares pursuant to a Registration and all fees and disbursements of counsel for BLP.

     (d) "Shares" for purposes of this Section 7 shall include any securities of
          ------
the Company issued to BLP on account of the Shares, whether by way of stock split or recapitalization or as a dividend on the Shares.

     7.2  Registration.
          ------------

     (a)   Piggyback Registration.  From and after the date of this Agreement,
           -----------------------
and subject to the applicable provisions of Section 7.3 below, BLP shall have the right, at any time the Company shall commence the preparation and filing of a Registration Statement to Register its securities to include in the offering such amount of Shares as BLP shall request to be included by written notice to the Company received within five (5) business days after receipt of the Company's notice of such Registration. The Company shall give BLP prompt notice of the date on which it commences the preparation and filing of such a Registration Statement.

     (b) Demand Registration. If upon the later to occur of (i) the first
         -------------------
commercial sale of a drug product containing Loteprednol Etabonate in any country outside of the United States, or (ii) the second anniversary of this Agreement, BLP cannot sell or otherwise transfer the Shares after exercising diligent efforts for six (6) months, pursuant to Rule 144 promulgated under the Securities Act, and a similar exemption under applicable state securities laws, BLP shall have the right, at any time subsequent to the later of the dates set forth above, to make one (1) request that the Company register any Shares specified in the notice and not previously registered under the Securities Act on any form which may be used for such Registration as determined in good faith by the Company, and under other relevant securities laws, for disposition in accordance with methods stated in the notice, and otherwise subject to the applicable provisions of Section 7.3 below.

     (c)  Notice of Registration.  Each request delivered by BLP pursuant to
          ----------------------
Section 7.2(a) or (b) above shall: (i) specify the amount of Shares intended to be offered and sold by BLP; and (ii) contain the undertaking of BLP to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act, the SEC and state securities and "blue sky" laws and to obtain acceleration of the effective date of the Registration Statement, and (iii) if applicable, specify the intended method of disposition.

     7.3  Limitations on Registrations.  Notwithstanding anything contained
          ----------------------------
herein to the contrary, the obligations of the Company to cause Shares to be registered pursuant to Sections 7.2(a) and 7.2(b) above are subject to each of the following limitations, conditions and qualifications, as applicable:

     (a) The Company shall not be required to give notice or include Shares in any registration pursuant to Section 7.2(a) if the proposed Registration is primarily: (i) a registration of a stock option, thrift, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan;
(ii) a registration of securities proposed to be issued in connection with a dividend reinvestment and stock purchase plan or customer stock purchase plan;
(iii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or other entity; or (iv) a registration of securities which is solely a combination of any of the above.

     (b) The Company shall not be obligated to give notice or include Shares in any registration pursuant to Section 7.2(b) during the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on a date six months following the effective date of, a registration pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimates of the date of filing of such registration statement is made in good faith.

     (c) If (i) there is material non-public information regarding the Company which the Board of Directors of the Company determines in good faith, based upon an informed judgement, not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity available to the Company which the Board determines in good faith, based upon an informed judgement, not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (iii) there is a significant business opportunity available to the Company and the Board determines in good faith, based upon an informed judgement, that the Company's ability to pursue such opportunity would be materially and adversely affected by a registered public offering of the Common Stock, then the Company may postpone filing a registration statement requested pursuant to Section 7.2(b) for a period not to exceed 150 days, provided that the Company may not postpone its obligation under this subpart more than once every 12 months.

     (d) If (i) BLP requests inclusion of any Shares in a registration statement pursuant to Section 7.2(a) of this Agreement, (ii) the offering proposed to be made is to be an underwritten public offering, and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of Common Stock to be included in such offering would exceed the maximum amount of Common Stock (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of the Common Stock and without materially and adversely affecting such offering, then in such case the rights of BLP, of the holders of other securities having the right to include such securities in such registration and of the Company to participate in such offering shall be in the following order of priority: First: the Company; and then Second: the holders (including BLP) shall be entitled to participate in such offering, pro rata among themselves in accordance with the number of shares of Common Stock which each such holder has requested be registered.

     (e) In connection with any offering involving an underwriting of Shares pursuant to Section 7.2(a) of this Agreement, the Company shall not be required to include any of the Shares of BLP in such offering unless BLP agrees to the terms of the underwriting agreed to between the Company and the underwriter or underwriters selected by the Company, provided that no such agreement shall add to the indemnities or affect the priorities set forth in this Agreement.

     (f) The Company may, in its sole discretion, without the consent of BLP and without liability to BLP for such action, withdraw a Registration Statement at any time described in Section 7.2(a).

     7.4  Blue Sky.  The Company will exercise its best efforts to Register and
          --------
qualify the Shares included in the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by BLP for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business, to file a general consent to service of process, or to subject itself to taxation in any state or jurisdiction in which it is not now so qualified or taxed.

     7.5  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with the Registration Statement pursuant to Section 7.2 shall be borne by the Company. All Selling Expenses shall be borne by BLP. Fees and expenses of counsel engaged by BLP for purposes of any Registration shall be borne by BLP.

     7.5  Registration Procedures.
          -----------------------

     (a) Advice By the Company.  The Company will keep BLP advised as to the
         ---------------------
initiation and completion of any Registration Statement. At its expense the Company will (i) furnish such number of prospectuses (including preliminary prospectuses) and other documents as BLP from time to time may reasonably request; and (ii) furnish to BLP, upon the effectiveness of the Registration Statement and upon each change in facts set forth in such memorandum, a memorandum of counsel advising as to the status of its registration and qualification of its Shares under the securities or Blue Sky laws of those jurisdictions reasonably requested by BLP pursuant to this Section 7. In addition, the obligation of the Company to maintain the effectiveness of any Registration Statement shall be suspended with respect to any Shares held by BLP at any time following the sale of such Shares pursuant to Rule 144(k) or through the Registration Statement.

     (b) Amendments.  The Company will promptly prepare and file with the SEC
         ----------
such amendments and prospectus supplements, including post-effective amendments, to the

Registration Statement as the Company determines may be necessary or appropriate, and use its best efforts to have such post-effective amendments declared effective as promptly as practicable; cause the related prospectus to be supplemented by any prospectus supplement, and as so supplemented, to be filed with the SEC; and notify BLP promptly when a prospectus, any prospectus supplement or post-effective amendment must be filed (because the Registration Statement has become inaccurate or otherwise) or has been filed and, with respect to any post-effective amendment, when the same has become effective.

     7.6  Information Furnished by BLP.  It shall be a condition precedent to
          ----------------------------
the Company's obligations to register the Shares under this Agreement that BLP furnish to the Company in writing such information regarding BLP and the distribution proposed by BLP as the Company may reasonably request.

     7.7  Indemnification.
          ---------------

     (a) The Company's Indemnification.  The Company will indemnify BLP and its
         -----------------------------
officers and directors, and each person controlling BLP, with respect to which Registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company will reimburse BLP, and each person who controls BLP, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld and may not be withheld unless the Company has acknowledged in writing BLP's right to indemnity under such claim); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by BLP, or controlling person and stated in writing to be for use in connection with the offering of securities of the Company. Notwithstanding the above, the foregoing indemnity is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or a prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of BLP, if (i) a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act, (ii) the Final Prospectus corrected the untrue statement or omission or alleged untrue statement or omission, and (iii) BLP or an agent of BLP had an affirmative obligation under applicable laws, rules or regulations to deliver the Final Prospectus to the person asserting the loss, liability, claim or damage.

     (b) BLP's Indemnification.  BLP will indemnify the Company, each of its
         ---------------------
directors and officers, each person who controls the Company within the meaning of the 1933 Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the failure by BLP to deliver a Final Prospectus to any person as required by any rule or regulation promulgated under the 1933 Act, and will reimburse the Company, such directors, officers, or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by BLP and stated to be specifically for use in connection with the offering of the Company; provided, however, that BLP's liability under this Section shall not
         --------
exceed BLP's proceeds from the offering of its Shares made in connection with such Registration.

     (c) Indemnification Procedure.  Promptly after receipt by an indemnified
         -------------------------
party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of the party entitled to indemnification, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the party entitled to indemnification shall have the right to employ separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless the named parties to such action or proceedings include both the indemnifying party and the indemnified party and the indemnifying party or the indemnified party shall have been advised by counsel that there are one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party).

     (d) Contribution.  If the indemnification provided for in this Section 7.7
         ------------
from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

     7.8  No-Action Letter or Opinion of Counsel in Lieu of Registration.
          --------------------------------------------------------------
Notwithstanding anything else in this Agreement, if the Company shall have obtained from the SEC a "no-action" letter in which the SEC has indicated that it will take no action if, without Registration under the 1933 Act, BLP disposes of Shares covered by any request for Registration made under this Section 7 in the specific manner in BLP proposes to dispose of the Shares included in such request (such as including, without limitation, inclusion of such Shares in an underwriting initiated by the Company), or if in the opinion of counsel for the Company concurred in by counsel for BLP, which concurrence shall not be unreasonably withheld, no Registration under the 1933 Act is required in connection with such disposition, due to the applicability of Rule 144(k) as promulgated under the 1933 Act (or any successor provision), the Shares included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Shares not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 7.8 does not apply. In addition, the obligation of the Company to file or maintain the effectiveness of any Registration Statement shall be suspended with respect to any Shares held by BLP following such time.

     8.   Miscellaneous.
          -------------

     8.1  Amendments.  This Agreement may not be modified, amended, altered or
          ----------
supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     8.2  Termination.  This Agreement may be terminated by mutual consent of
          -----------
the parties hereto or by either party if the other party breaches this Agreement.

     8.3  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by cable, telegraph or telex, Federal Express or other recognized overnight courier by mail (registered or certified mail, postage prepaid, return receipt requested) or by facsimile transmission to the respective parties as follows:

          If to BLP to:

          Bausch & Lomb Pharmaceuticals, Inc.
          8500 Hidden River Parkway
          Tampa, FL 33637
          Attn: Mark Tomaino, Esq.
          Fax No. 716-338-8706

          If to the Company, to:

          Pharmos Corporation
          2 Innovation Drive
          Alachua, FL 32615
          Fax No. 904-462-5401

          With a copy to:

          Adam D. Eilenberg, Esquire
          Eilenberg & Zivian
          666 3rd Avenue, 30th Floor
          New York, NY 10017
          Fax No. 212-986-2399

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     8.4  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained herein or made in writing by the Company or BLP in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Shares and any disposition thereof, regardless of any investigation made by or on behalf of BLP or the Company, as the case may be.

     8.5  Indemnification.  Each of the Company and BLP agrees to indemnify and
          ---------------
to hold the other harmless against and in respect of any and all losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, as incurred by the indemnified party, by reasons of a breach of any of the express representations, warranties or covenants and agreements of the other made in this Agreement, or otherwise on account of the transactions contemplated herein except that BLP shall only be liable to the Company for breaches of representations and warranties with respect to itself only.

     8.6  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the substantive law of the State of New York without giving effect to the principles of conflict of laws thereof.

     8.7  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be an original, but all of which together shall constitute one and the same agreement.

     8.8  Trading Market; Reports.  The Company shall use best efforts to ensure
          -----------------------
that its Common Stock is listed and eligible for trading on the NASDAQ stock market or a national securities exchange until such time as BLP has resold all of the Shares purchased hereunder.



                             *****END OF TEXT*****

     IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed on the day and year first above written.



                              BAUSCH & LOMB PHARMACEUTICALS, INC


                              By:  /s/  Alan P. Damper
                                 ----------------------------------------------

                              Title:    President
                                    -------------------------------------------


                              PHARMOS CORPORATION


                              By: /s/  Gad Riesenfeld
                                 ----------------------------------------------

                              Title:   Exec. V.P. and C.O.O.
                                    -------------------------------------------